UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2015

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 6, 2015, each of Steven C. Gilman, Ph.D., Kevin F. McLaughlin and Paul K. Wotton, Ph.D. were appointed to serve as members of the Board of Directors (the “Board”) of Vericel Corporation (the “Company”). A press release announcing their appointment to the Board is attached hereto as Exhibit 99.1.

Each of Dr. Gilman, Mr. McLaughlin and Dr. Wotton, will receive compensation as directors in accordance with the Company’s ordinary course director compensation practices. In addition, each of Dr. Gilman, Mr. McLaughlin and Dr. Wotton will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on November 1, 1996.

Item 7.01.  Regulation FD Disclosure.

On January 7, 2015, we issued a press release announcing the appointment of each of Steven C. Gilman, Ph.D., Kevin F. McLaughlin and Paul K. Wotton, Ph.D. to the Board, as set forth in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: January 7, 2015	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 7, 2015.